Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS THIRD QUARTER RESULTS AND HIGHLIGHTS RECENT

CORPORATE DEVELOPMENTS

Littleton, CO – November 6, 2008 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the third quarter ended September 30, 2008. See attached tables.

For the third quarter, total revenues were $5.0 million compared to $5.6 million in the same period of last year, with the decline primarily due to reduced revenues from DOE and industry supported mercury programs ($1.0 million versus $2.1 million). The Company expects funding for mercury related projects to continue to decline, but anticipates funding for CO2 technology to commence in late 2008 and continue to grow. Gross margin was 33%, essentially flat with last year’s third quarter. ADA reported an operating loss of $256,000 compared to operating income of $34,000 in the third quarter of last year and a net loss of $167,000, or $0.03 per diluted share, compared to net income of $215,000, or $0.04 per diluted share, in the 2007 third quarter.

Dr. Michael D. Durham, President and CEO of ADA-ES commented, “Thus far in 2008, ADA-ES has signed contracts or received orders to proceed with 6 Activated Carbon Injection (“ACI”) systems for delivery in 2008 through 2009, bringing the total number of ADA ACI systems installed or currently in process to 35. Additionally, we recently received positive indications from customers on 5 systems that must be installed in 2009. We experienced a significant increase in bid and proposal activity for ACI systems in the third quarter; since August we have bid or are currently bidding on 16 ACI systems and expect to bid on between 30 and 40 ACI systems through 2009 based upon current regulations. Many of the new inquiries for ACI systems are stemming from Canada, which recently imposed new mercury regulation compliance dates.”

Dr. Durham continued, “All of the ACI systems being installed will require ongoing supply of activated carbon (“AC”) beginning in 2009 or 2010. ADA continued to hit key milestones during the third quarter, especially related to ADA’s position as a long-term supplier of AC:

•

ADA formed a 50/50 joint venture with Energy Capital Partners (ECP) designed to supply the equity needed for the development of the largest AC production facility in North America. Highlights of our agreements include:

•	ECP will purchase 3.6 million Convertible Preferred shares. The first 1.8 million shares were priced above market at $9.37 per share with the second 1.8 million shares to be priced at a later date.

•	Allows the Company to sell up to an additional one million ADA shares to fund equity contributions to the AC project.

•	Provides a mechanism for ECP to contribute additional capital to finance plant construction if ADA experiences a funding shortfall.

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November 6, 2008

•

We began construction of the plant in August through a contract with BE&K Construction Company for the engineering, procurement, and construction work with confirmed pricing, schedule, and performance.

•	ADA completed a private placement of 909,000 shares of our common stock to 3 institutional investors, raising a net of approximating $6.4 million.

•	We signed a $125 million six-year contract to supply treated AC to Luminant, a Dallas-based, competitive power-generation business.

“So far, we have been awarded $160 million in contracts for AC and have responded to $500 million in additional requests for proposals. With these contracts in place and more awards expected, we remain confident that we will secure the debt financing required to complete the AC production facility.”

The Company also reports progress on its two other clean coal technology business areas:

•

In The Emergency Economic Stabilization Act of 2008, Congress included language on Section 45 that provides a one-year extension of the deadline for equipment installation and eliminated the increase in “market value” requirement for refined coal.

•

ADA signed contract and started work on a $3.2 million project to advance the development of carbon dioxide capture technology for existing coal-fired boilers. This program is co-funded by DOE as well as several elite power generators including AEP, Southern Company, Luminant, and Xcel Energy.

Dr. Durham concluded, “The extremely unstable market conditions over the past few months have had a substantial impact on ADA’s stock price, despite the fact that our customer base and the markets we serve, primarily existing coal-fired power plants, are largely insulated from economic downturns. Additionally, the President-elect supports clean coal. We expect the new administration and Congress to act in 2009 to provide multi-pollutant federal regulations that include mercury emission control and a substantial increase in funding for carbon capture technology which would further enhance our market opportunities. We are extremely pleased with ADA’s advancements year-to-date, and are enthusiastic about the Company’s outlook for long-term growth and success.”

Separately, the Company announced that Dr. Durham will present at the Ingalls & Snyder LLC Seminar for Specialty Chemical Companies on Monday, November 10, 2008 at 9:45 am EST at The Harvard Club in New York City. The presentation slides will be filed as a Current Report on Form 8-K with the U.S. Securities and Exchange Commission on November 10, 2008, and will also be available to any interested person via the Investor Information section of the Company’s website at http://www.adaes.com.

Conference Call

Management will conduct a conference call to review its financial results, as well as update listeners on recent ACI contract activity, new R&D contracts on Clean Coal Technology, and the legislative changes on the qualification of the Company’s Refined Coal product at 10:00 a.m. EST on Thursday, November 6th. Interested parties may participate in the call by dialing 888-787-0460. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID #69475047).

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November 6, 2008

The conference call will also be webcast live via the Investor Information section of ADA-ES’ website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, activated carbon (AC), mercury measurement instrumentation, and related services. To meet the needs of the power industry for mercury control, the Company is developing state-of-the-art facilities to produce activated carbon with the first plant projected to come on-line in 2010. Additionally, the Company is developing technologies for power plants to address issues related to the emissions of carbon dioxide.

This press release and the conference call referenced in this press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. These statements are or will be based on current expectations, estimates, forecasts, projections, beliefs and assumptions of our management. Actual results may vary materially from such expectations. These statements will be prefaced by words or phrases such as “believe,” “will,” “hope,” “expect,” “anticipate,” “intend” and “plan,” the negative expressions of such words, or words of similar meaning, and these statements will include, but will not necessarily limited to, our expectations regarding future revenues, margins and other financial measures; anticipated bids, projects, project funding and new contracts; statements relating to coal; , likelihood, timing and impact of court rulings and additional legislation or regulations on our target markets; costs, capacity, timing and financing of our an AC production facility ADA-ES is building; the Company’s ability to supply AC; anticipated sizes of and growth in the Company’s target markets; existing litigation; and impact of market conditions, as well as other similar items. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: changes in the costs and timing of construction of the AC facility; failure to raise additional equity financing needed for the facility; failure to satisfy funding or other conditions in the equity financing agreements for the facility; inability to sign or close acceptable debt financing, coal supply or off-take agreements with respect to the facility in a timely manner; availability of raw materials and treatment and storage facilities; changes in laws or regulations, prices, economic conditions and market demand; impact of competition and litigation; changes in the political landscape; availability and cost of alternative energy sources; results of product demonstrations; operational difficulties; availability of skilled personnel and other factors relating to our business, as discussed in our filings with the U.S. Securities and Exchange Commission, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this release, and to consult filings we make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this press release are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law to do so.

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November 6, 2008

Contacts:
ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

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November 6, 2008

ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUE:
Mercury emission control	$4,856	$5,144	$12,514	$13,382
Flue gas conditioning and other	177	457	369	1,065

Total revenues	5,033	5,601	12,883	14,447
COST OF REVENUES:
Mercury emission control	3,267	3,521	8,173	9,020
Flue gas conditioning and other	106	209	277	640

Total cost of revenues	3,373	3,730	8,450	9,660

GROSS MARGIN	1,660	1,871	4,433	4,787
OTHER COSTS AND EXPENSES:
General and administrative	1,635	1,419	4,592	4,075
Research and development	158	322	621	1,001
Depreciation and amortization	123	96	360	263

Total expenses	1,916	1,837	5,573	5,339

OPERATING LOSS	(256)	34	(1,140)	(552)
OTHER INCOME:
Minority interest in loss of consolidated subsidiary	19	34	51	129
Interest and other income	46	215	337	750

Total other income	65	249	388	879

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(191)	283	(752)	327
INCOME TAX BENEFIT (PROVISION)	24	(68)	279	(80)

NET INCOME (LOSS)	(167)	215	(473)	247
UNREALIZED LOSSES ON CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, net of tax	(17)	44	(198)	43

COMPREHENSIVE INCOME (LOSS)	$(184)	$259	$(671)	$290

NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$(0.03)	$0.04	$(0.08)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	6,067	5,642	5,883	5,641

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	6,067	5,676	5,883	5,732

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for September 30, 2008.

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ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,552	$13,482
Trade receivables, net of allowance for doubtful accounts	5,064	4,449
Investments in securities	—	1,916
Prepaid expenses and other	1,046	282

Total current assets	19,662	20,129

PROPERTY AND EQUIPMENT, at cost	2,791	2,622
Less accumulated depreciation and amortization	(1,651)	(1,372)

Net property and equipment	1,140	1,250

GOODWILL, net of amortization	2,024	2,024
INTANGIBLE ASSETS, net of amortization	263	247
INVESTMENTS IN SECURITIES	—	2,841
DEVELOPMENT PROJECTS	21,760	8,159
OTHER ASSETS	373	256

TOTAL ASSETS	$45,222	$34,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,401	$4,285
Accrued payroll and related liabilities	823	603
Deferred revenue and accrued expenses	1,509	1,148

Total current liabilities	9,733	6,036

LONG-TERM LIABILITIES:
Accrued warranty and other	519	318

Total liabilities	10,252	6,354

MINORITY INTEREST	87	148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized, 6,726,285 and 5,683,689 shares issued and outstanding	35,227	28,077
Accumulated other comprehensive income	—	198
(Accumulated deficit) retained earnings	(344)	129

Total stockholders’ equity	34,883	28,404

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,222	$34,906

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for September 30, 2008.